FRI98-1

Fingerhut Receivables, Inc.		Fingerhut Master Trust			Monthly Report
Securityholder's Statement		Series 1998-1			Nov-2001
	Class A	Class B	CTO	Class D	Total
(i) Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
(ii) Security Principal Distributed	0.00	17,045,333.33	0.00		17,045,333.33
(iii) Security Interest Distributed	0.00	268,037.87	157,091.84		425,129.71

Security Principal Distributed per $1,000	0.0000000	333.3333333	0.0000000
Security Interest Distributed per $1,000	0.0000000	5.2416667	2.5600000
(iv) Principal Collections	13,521,041.03	2,048,628.01	2,458,385.66	2,458,385.66	20,486,440.36
(v) Finance Collections	0.00	1,129,747.44	1,791,982.96	1,791,982.96	4,713,713.36
Recoveries	0.00	127,997.97	230,399.35	230,399.35	588,796.67
Defeasance Funding Acct Earnings	0.00	0.00	0.00	0.00	0.00
Total Finance Collections	0.00	1,257,745.41	2,022,382.31	2,022,382.31	5,302,510.03
Total Collections	13,521,041.03	3,306,373.42	4,480,767.97	4,480,767.97	25,788,950.39
(vi) Total Receivables in Trust					1,467,343,234.19
Aggregate Amount of Principal Receivables					1,229,458,563.68
Invested Amount (End of Month)	0.00	51,136,000.00	61,364,000.00	61,364,000.00	173,864,000.00
Floating Allocation Percentage	0.0000000%	4.1592292%	4.9911402%	4.9911402%	14.1415096%
Fixed/Floating Allocation Percentage	27.4511082%	4.1592292%	4.9911402%	4.9911402%	41.5926178%
Invested Amount (Beginning of Month)	22,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	196,364,000.00
Average Daily Invested Amount					183,506,857.14
(vii) Receivable Delinquencies
Current				80.81%	1,157,257,417.78
30 Days to 59 Days				5.32%	76,264,881.01
60 Days to 89 Days				3.82%	54,651,530.54
90 Days and Over				10.05%	143,876,499.63
Total Receivables				100.00%	1,432,050,328.96
(viii) Aggregate Investor Default Amount					3,965,131.89
As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					28.17%
(ix) Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x) Servicing Fee	0.00	78,455.23	94,147.51	94,147.51	266,750.25

(xii) Unreimbursed Redirected Principal Collections		0.000000	0.000000	0.000000	0.000000
(xiii) Excess Funding Account Balance					0.00
(xiv) CTO Trigger Event Occurrence					None
CTO Reserve Amount					N/A
(xv) Number of New Accounts Added to the Trust					54,808
(xvi) Revolving Receivables Reserve Account Balance					$ 4,375,700.00
(xvii) Defeasance Funding Account Balance					0.00
Average Net Portfolio Yield					9.50%
Minimum Base Rate					6.43%

Last Updated on 12/17/01
By HO0DMW